Exhibit 99.1

ADM Reports Second Quarter Earnings of $0.84 per Share,
$0.85 per Share on an Adjusted Basis

•Net earnings of $469 million
•Strong first half; execution of strategic plan continued delivering results
•Safely served customers, protected employees while supporting global food supply chain with minimal disruptions despite challenging environment

CHICAGO, July 29, 2020—ADM (NYSE: ADM) today reported financial results for the quarter ended June 30, 2020.

“This was another strong quarter for ADM. I am proud of our team’s excellent work, as their execution of our strategy continued to deliver results,” said Chairman and CEO Juan Luciano. “Through good and challenging times alike, we have kept a strong and steady focus on transforming and improving our company. Thanks to that work, and thanks to the ADM colleagues who have gone above and beyond to support our customers and the global food supply chain, we are delivering on our purpose by providing high quality nutrition around the world.

“We’re also living up to our ideals,” Luciano continued. “From our ambitious new sustainability goals, to the continued expansion of products and services to meet evolving consumer needs, to the critical efforts we are all making to protect our employees and support our communities during challenging times, our team is making a positive impact.

“As we advance our strategy, we are increasingly seeing growing benefits flow to our bottom line. Our team is exceeding the targets we’ve set for those factors under our control, and as we look at the second half of the year, we’ll continue to advance our key focus areas: optimizing business performance, accelerating Readiness – which has been critical to our resilience and agility this year – and harvesting the benefits of strategic growth investments, especially in our Nutrition segment. We are in a strong position, with great momentum, and we are confident in our ability to continue to deliver strong earnings and returns in 2020 and beyond.”

Second Quarter 2020 Highlights

(Amounts in millions except per share amounts)	2020	2019
Earnings per share (as reported)	$0.84	$0.42
Adjusted earnings per share[1]	$0.85	$0.60

Segment operating profit	$813	$645
Adjusted segment operating profit[1]	$804	$682
Ag Services and Oilseeds	413	362
Carbohydrate Solutions	195	192
Nutrition	158	117
Other Business	38	11

•
EPS as reported of $0.84 includes a $0.02 per share charge related to asset impairment and restructuring accruals, a $0.02 per share charge related to early debt extinguishment, and a $0.03 per share credit related to the gain on sale of certain assets. Adjusted EPS, which excludes these items, was $0.85.[1]

Results of Operations

Ag Services & Oilseeds delivered higher results versus the second quarter of 2019.

•
Ag Services results were substantially better year over year. Strong execution in South America helped deliver record quarterly origination and export volumes in a significantly improved margin environment, driven by a weaker Brazilian Real and strong farmer selling. Global trade delivered another strong quarter, as countries looked to secure stable supplies of food amid the pandemic. Lower interior grain margins affected results in North America.

•
Crushing was lower versus the prior-year period. South America delivered significantly higher year-over-year results in an environment of solid domestic meal demand and the weaker Brazilian Real. In EMEAI, crush volumes and margins remained solid. In North America, margins were impacted by COVID-19 effects on customers.

•
Refined Products and Other was higher year over year, driven by improved biodiesel volumes and margins in North and South America as well as strong volumes and margins in refined and packaged oils in South America. Demand was lower for biodiesel in EMEAI, and edible oils in both EMEAI and North America.

•	Wilmar results were lower year over year.

Carbohydrate Solutions results were similar to the year-ago quarter.

•
Starches and Sweeteners was lower year over year. Results were impacted by lower food service demand in North America and mark-to-market losses on corn oil contracts, partially offset by lower net raw material costs and strong risk management results. Wheat milling had another strong quarter, as solid retail demand and footprint optimization initiatives continued to drive results.

1 Non-GAAP financial measures; see pages 5, 10, 11 and 13 for explanations and reconciliations, including after-tax amounts.

•
Vantage Corn Processors results were higher than the second quarter of 2019, driven by favorable risk management results on inventory positions and strong demand for industrial ethanol. While average industry ethanol margins were down versus the prior year, prices and margins improved throughout the quarter as lower production, including two idled ADM dry mills, and some recovery in driving miles led to falling industry stocks.

Nutrition continued to deliver significant year-over-year profit growth.

•
Human Nutrition results were higher versus the prior-year quarter. Flavors continued to deliver solid results, as favorable sales mix and margin expansion in North America was offset by some softness in EMEAI. Strong execution to meet rising customer demand for plant-based proteins and edible beans drove higher results in Specialty Ingredients. Health & Wellness delivered higher performance on strong sales for probiotics, improved volumes and margins in fiber, and additional fermentation income.

•
Animal Nutrition was again higher year over year. Despite impacts from COVID-19 on demand in some regions, continued execution on Neovia synergies, robust demand for pet food and treats, and improvement in amino acids drove better results.

Other Business results were higher, driven by improvements in captive insurance operations.

Other Items of Note
As additional information to help clarify underlying business performance, the table on page 10 includes reported earnings and EPS as well as adjusted earnings and EPS.

Segment operating profit of $813 million for the quarter includes charges related to asset impairment and restructuring activities of $14 million ($0.02 per share) and gains on the sale of certain assets of $23 million ($0.03 per share).

In Corporate results, interest expense decreased due to lower average borrowing costs from liability management actions taken in late 2019. Unallocated corporate costs for the quarter were higher year over year due to higher variable performance-related compensation expense accruals, and transfers of costs from business segments into Corporate due to centralization of certain activities. Other charges declined due to improved foreign hedging results on intercompany funding and improved investment performance. Corporate results also included debt extinguishment expenses of $14 million related to the early retirement of a bond.

The effective tax rate for the quarter was approximately 14 percent, very similar to the 13 percent in the prior year.

Note: Additional Facts and Explanations
Additional facts and explanations about results and industry environment can be found at the end of the ADM Q2 Earnings Presentation at www.adm.com/webcast.

Conference Call Information
ADM will host a webcast on July 30, 2020, at 7:00 a.m. Central Time to discuss financial results and provide a company update. To listen to the webcast, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of our comments and materials in this presentation constitute forward-looking statements that reflect management’s current views and estimates of future economic circumstances, industry conditions, Company performance and financial results. These statements and materials are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements as a result of new information or future events.

About ADM
At ADM, we unlock the power of nature to provide access to nutrition worldwide. With industry-advancing innovations, a complete portfolio of ingredients and solutions to meet any taste, and a commitment to sustainability, we give customers an edge in solving the nutritional challenges of today and tomorrow. We’re a global leader in human and animal nutrition and the world’s premier agricultural origination and processing company. Our breadth, depth, insights, facilities and logistical expertise give us unparalleled capabilities to meet needs for food, beverages, health and wellness, and more. From the seed of the idea to the outcome of the solution, we enrich the quality of life the world over. Learn more at www.adm.com.

Media Relations	Investor Relations
Jackie Anderson	Victoria de la Huerga
312-634-8484	312-634-8457

Financial Tables Follow

Corporate Release

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP financial measure)
and Corporate Results
(unaudited)

	Quarter ended			Six months ended
	June 30			June 30
(In millions)	2020	2019	Change	2020	2019	Change

Segment Operating Profit	$813	$645	$168	$1,412	$1,256	$156
Specified items:
(Gains) losses on sales of assets and businesses	(23)	—	(23)	(23)	(12)	(11)
Impairment, restructuring, and settlement charges	14	37	(23)	58	46	12
Adjusted Segment Operating Profit	$804	$682	$122	$1,447	$1,290	$157

Ag Services and Oilseeds	$413	$362	$51	$835	$779	$56
Ag Services	171	90	81	335	165	170
Crushing	113	139	(26)	183	355	(172)
Refined Products and Other	78	71	7	159	143	16
Wilmar	51	62	(11)	158	116	42

Carbohydrate Solutions	$195	$192	$3	$263	$288	$(25)
Starches and Sweeteners	177	215	(38)	276	350	(74)
Vantage Corn Processors	18	(23)	41	(13)	(62)	49

Nutrition	$158	$117	$41	$300	$198	$102
Human Nutrition	131	103	28	244	191	53
Animal Nutrition	27	14	13	56	7	49

Other Business	$38	$11	$27	$49	$25	$24

Segment Operating Profit	$813	$645	$168	$1,412	$1,256	$156

Corporate Results	$(261)	$(371)	$110	$(485)	$(667)	$182

Interest expense - net	(86)	(101)	15	(163)	(191)	28
Unallocated corporate costs	(194)	(132)	(62)	(383)	(315)	(68)
Other charges	35	(12)	47	(17)	(18)	1
Specified items:
LIFO credit (charge)	—	(25)	25	91	(26)	117
Early debt repayment expenses	(14)	—	(14)	(14)	—	(14)
Expenses related to acquisitions	—	—	—	—	(14)	14
Impairment and restructuring charges	(2)	(101)	99	1	(103)	104
Earnings Before Income Taxes	$552	$274	$278	$927	$589	$338

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP financial measure, is segment operating profit excluding specified items. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended		Six months ended
	June 30		June 30
	2020	2019	2020	2019
	(in millions, except per share amounts)

Revenues	$16,281	$16,297	$31,251	$31,601
Cost of products sold (1)	15,173	15,325	29,192	29,701
Gross profit	1,108	972	2,059	1,900
Selling, general, and administrative expenses (2)	638	602	1,302	1,261
Asset impairment, exit, and restructuring costs (3)	16	136	57	147
Equity in (earnings) losses of unconsolidated affiliates	(103)	(90)	(243)	(191)
Interest income	(15)	(46)	(55)	(95)
Interest expense	87	109	170	210
Other (income) expense - net (4)	(67)	(13)	(99)	(21)
Earnings before income taxes	552	274	927	589
Income tax (benefit) expense (5)	80	36	64	117
Net earnings including noncontrolling interests	472	238	863	472

Less: Net earnings (losses) attributable to noncontrolling interests	3	3	3	4
Net earnings attributable to ADM	$469	$235	$860	$468

Diluted earnings per common share	$0.84	$0.42	$1.53	$0.83

Average diluted shares outstanding	562	566	563	566

(1) Includes a charge (credit) related to changes in the Company’s LIFO reserves of $(91) million in the current YTD and $25 million and $26 million in the prior quarter and YTD, respectively.

(2) Includes acquisition-related expenses of $14 million in the prior YTD.

(3) Includes charges related to impairment of certain assets and restructuring of $16 million and $57 million in the current quarter and YTD, respectively, and $136 million and $147 million in the prior quarter and YTD, respectively.

(4) Includes gains of $23 million related to the sale of certain assets and early debt repayment expenses of $14 million in the current quarter and YTD and a settlement charge of $2 million in the prior quarter and YTD. Prior YTD also includes gains of $12 million related to the sale of certain assets and a step-up gain on an equity investment.

(5) Includes the tax expense (benefit) impact of the above specified items and tax discrete items totaling $(1) million and $19 million, in the current quarter and YTD, respectively, and the tax benefit impact of the above specified items and certain discrete items totaling $(58) million and $(44) million in the prior quarter and YTD, respectively.

Summary of Financial Condition
(unaudited)

	June 30, 2020	June 30, 2019
	(in millions)
Net Investment In
Cash and cash equivalents (a)	$1,203	$849
Short-term marketable securities (a)	—	4
Operating working capital (b)	8,540	7,804
Property, plant, and equipment	9,833	10,245
Investments in and advances to affiliates	5,239	5,449
Long-term marketable securities	3	8
Goodwill and other intangibles	5,212	5,545
Other non-current assets	2,043	1,821
	$32,073	$31,725
Financed By
Short-term debt (a)	$531	$1,699
Long-term debt, including current maturities (a)	8,642	7,713
Deferred liabilities	3,504	3,281
Temporary equity	85	53
Shareholders’ equity	19,311	18,979
	$32,073	$31,725

(a)	Net debt is calculated as short-term debt plus long-term debt (including current maturities) less cash and cash equivalents and short-term marketable securities.

(b)	Current assets (excluding cash and cash equivalents and short-term marketable securities) less current liabilities (excluding short-term debt and current maturities of long-term debt).

Summary of Cash Flows
(unaudited)

	Six months ended
	June 30
	2020	2019
	(in millions)
Operating Activities
Net earnings	$863	$472
Depreciation and amortization	489	493
Asset impairment charges	47	44
(Gains) losses on sales of assets	(64)	(30)
Other - net	276	37
Change in deferred consideration in securitized receivables(a)	(2,456)	(3,613)
Other changes in operating assets and liabilities	409	(116)
Total Operating Activities	(436)	(2,713)

Investing Activities
Purchases of property, plant and equipment	(360)	(383)
Net assets of businesses acquired	(3)	(1,944)
Proceeds from sale of business/assets	91	23
Investments in retained interest in securitized receivables(a)	(2,121)	(2,590)
Proceeds from retained interest in securitized receivables(a)	4,577	6,203
Marketable securities - net	(3)	65
Investments in and advances to affiliates	(5)	(10)
Other investing activities	(3)	(18)
Total Investing Activities	2,173	1,346

Financing Activities
Long-term debt borrowings	1,478	2
Long-term debt payments	(525)	(611)
Net borrowings (payments) under lines of credit	(667)	1,413
Share repurchases	(112)	(94)
Cash dividends	(405)	(395)
Other	3	(42)
Total Financing Activities	(228)	273

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	1,509	(1,094)
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	2,990	3,843
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$4,499	$2,749

(a) Cash flows related to the Company’s retained interest in securitized receivables as required by ASU 2016-15 which took effect January 1, 2018.

Segment Operating Analysis
(unaudited)

	Quarter ended		Six months ended
	June 30		June 30
	2020	2019	2020	2019
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	9,103	8,773	18,266	17,940
Corn	4,099	5,546	9,633	10,678
Total processed volumes	13,202	14,319	27,899	28,618

	Quarter ended		Six months ended
	June 30		June 30
	2020	2019	2020	2019
	(in millions)
Revenues
Ag Services and Oilseeds	$12,741	$12,228	$23,820	$23,766
Carbohydrate Solutions	2,014	2,441	4,330	4,844
Nutrition	1,437	1,524	2,908	2,806
Other Business	89	104	193	185
Total revenues	$16,281	$16,297	$31,251	$31,601

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended June 30				Six months ended June 30
	2020		2019		2020		2019
	In millions	Per share	In millions	Per share	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$469	$0.84	$235	$0.42	$860	$1.53	$468	$0.83
Adjustments:
LIFO charge (credit) (a)	—	—	19	0.03	(69)	(0.12)	20	0.03
Losses (gains) on sales of assets and businesses (b)	(18)	(0.03)	—	—	(18)	(0.03)	(9)	(0.02)
Impairment, restructuring, and settlement charges (c)	12	0.02	105	0.18	44	0.08	115	0.20
Expenses related to acquisitions (d)	—	—	—	—	—	—	9	0.02
Early debt repayment expenses (e)	11	0.02	—	—	11	0.02	—	—
Tax adjustment (f)	1	—	(19)	(0.03)	8	0.01	(2)	—
Sub-total adjustments	6	0.01	105	0.18	(24)	(0.04)	133	0.23
Adjusted net earnings and adjusted EPS	$475	$0.85	$340	$0.60	$836	$1.49	$601	$1.06

(a)
Current YTD changes in the Company’s LIFO reserves of $(91) million pretax ($69 million after tax), tax effected using the Company’s U.S. income tax rate. Prior quarter and YTD changes in the Company’s LIFO reserves of $25 million and $26 million pretax, respectively ($19 million and $20 million after tax, respectively), tax effected using the Company’s U.S. income tax rate.

(b)
Current quarter and YTD gain of $23 million pretax ($18 million after tax) related to the sale of certain assets. Prior YTD gains of $12 million pretax ($9 million after tax) related to the sale of certain assets and a step-up gain on an equity investment, tax effected using the Company’s U.S. income tax rate.

(c)
Current quarter and YTD charges of $16 million and $57 million pretax, respectively ($12 million and $44 million after tax, respectively), related to the impairment of certain assets and restructuring, tax effected using the applicable rates. Prior quarter and YTD charges of $138 million and $149 million pretax, respectively ($105 million and $115 million after tax, respectively), related to the impairment of certain assets, restructuring, and settlement, tax effected using the applicable tax rates.

(d)	Prior YTD acquisition expenses of $14 million pretax ($9 million after tax) consisted of expenses primarily related to the Neovia acquisition.

(e)
Current quarter and YTD early debt repayment expenses of $14 million pretax ($11 million after tax), tax effected using the Company’s U.S. income tax rate, related to the make-whole call provisions on a bond.

(f)
Tax adjustment totaling $1 million and $8 million due to certain discrete items in the current quarter and YTD, respectively, and $(19) million and $(2) million due to U.S. tax reform and certain discrete items in the prior quarter and YTD, respectively.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.

Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Sep. 30, 2019	Dec. 31, 2019	Mar. 31, 2020	June 30, 2020	June 30, 2020

Net earnings attributable to ADM	$407	$504	$391	$469	$1,771
Adjustments:
Interest expense	97	95	83	87	362
LIFO	(16)	27	(91)	—	(80)
Other adjustments	48	253	48	8	357
Total adjustments	129	375	40	95	639
Tax on adjustments	(32)	(8)	(7)	(23)	(70)
Net adjustments	97	367	33	72	569
Total Adjusted ROIC Earnings	$504	$871	$424	$541	$2,340

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Sep. 30, 2019	Dec. 31, 2019	Mar. 31, 2020	June 30, 2020	Quarter Average

Equity (1)	$18,873	$19,208	$18,952	$19,293	$19,082
+ Interest-bearing liabilities (2)	8,891	8,891	12,512	9,181	9,869
+ LIFO adjustment (net of tax)	49	69	—	—	30
Other adjustments	36	274	39	6	89
Total Adjusted Invested Capital	$27,849	$28,442	$31,503	$28,480	$29,070

Adjusted Return on Invested Capital					8.1%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, finance lease obligations, and long-term debt

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after tax effects of interest expense, changes in the LIFO reserve and other specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after tax effect of the LIFO reserve, and other specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of LIFO inventory reserves and other specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

Adjusted Earnings Before Taxes, Interest, and Depreciation and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

The tables below provide a reconciliation of earnings before income taxes to adjusted EBITDA and adjusted EBITDA by segment for the trailing four quarters ended June 30, 2020.

					Four Quarters
	Quarter Ended				Ended
	Sep. 30, 2019	Dec. 31, 2019	Mar. 31, 2020	June 30, 2020	June 30, 2020
			(in millions)
Earnings before income taxes	$503	$496	$375	$552	$1,926
Interest expense	97	95	83	87	362
Depreciation and amortization	249	251	245	244	989
LIFO charge (credit)	(16)	27	(91)	—	(80)
Losses (gains) on sales of assets and businesses	—	101	—	(23)	78
Asset impairment and restructuring charges	53	103	41	16	213
Railroad maintenance expense	—	51	73	—	124
Early debt repayment expenses	—	—	—	14	14
Expenses related to acquisitions	—	3	—	—	3
Adjusted EBITDA	$886	$1,127	$726	$890	$3,629

					Four Quarters
	Quarter Ended				Ended
	Sep. 30, 2019	Dec. 31, 2019	Mar. 31, 2020	June 30, 2020	June 30, 2020
			(in millions)
Ag Services and Oilseeds	$511	$833	$514	$502	$2,360
Carbohydrate Solutions	264	258	148	274	944
Nutrition	175	160	199	217	751
Other Business	55	20	15	39	129
Corporate	(119)	(144)	(150)	(142)	(555)
Adjusted EBITDA	$886	$1,127	$726	$890	$3,629

The tables below provide a reconciliation of earnings before income taxes to adjusted EBITDA and adjusted EBITDA by segment for the trailing four quarters ended June 30, 2019.

					Four Quarters
	Quarter Ended				Ended
	Sep. 30, 2018	Dec. 31, 2018	Mar 31, 2019	Jun. 30, 2019	Jun. 30, 2019
			(in millions)
Earnings before income taxes	$632	$312	$315	$274	$1,533
Interest expense	87	97	101	109	394
Depreciation and amortization	232	235	245	248	960
LIFO charge (credit)	7	(4)	1	25	29
Losses (gains) on sales of assets and businesses	(21)	8	(12)	—	(25)
Asset impairment, restructuring, & settlement charges	2	250	11	138	401
Expenses related to acquisitions	(4)	12	14	—	22
Adjusted EBITDA	$935	$910	$675	$794	$3,314

					Four Quarters
	Quarter Ended				Ended
	Sep. 30, 2018	Dec. 31, 2018	Mar 31, 2019	Jun. 30, 2019	Jun. 30, 2019
			(in millions)
Ag Services and Oilseeds	$580	$711	$510	$457	$2,258
Carbohydrate Solutions	364	281	178	274	1,097
Nutrition	103	99	134	173	509
Other Business	37	(3)	24	18	76
Corporate	(149)	(178)	(171)	(128)	(626)
Adjusted EBITDA	$935	$910	$675	$794	$3,314

Adjusted EBITDA is defined as earnings before taxes, interest, and depreciation and amortization, adjusted for specified items. The Company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense and depreciation and amortization to earnings before income taxes. Management believes that adjusted EBITDA is a useful measure of the
Company’s performance because it provides investors additional information about the Company’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to earnings before income taxes, the most directly comparable GAAP financial measure.